Exhibit 99.37

MBNA MASTER CREDIT CARD TRUST II

SERIES 1998-G

KEY PERFORMANCE FACTORS
October 31, 1998



Expected B Maturity 9/15/2006


Blended Coupon 5.7275%


Excess Protection Level
3 Month Average   4.45%
October, 1998   4.45%
September, 1998  N/A
August, 1998  N/A


Cash Yield18.33%


Investor Charge Offs 4.38%


Base Rate 9.50%


Over 35 Day Delinquency 5.16%


Seller's Interest 8.67%


Total Payment Rate14.28%


Total Principal Balance$39,561,435,127.71


 Investor Participation Amount$750,000,000.00


Seller Participation Amount$3,431,640,609.22



For purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 7.50% (51/360) was used. The Base Rate was calculated using a 51 day monthly period, 9/10/98-10/31/98.